Exhibit 23.3


                        CONSENT OF MILLER AND LENTS, LTD.


As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this Form 10-K/A of KeySpan Corporation and into the KeySpan Corporation's previously filed Registration Statements File Nos. 333-53657, 333-53765, 333-92003, 333-79151, 333-40472, 333-43768 and 333-60294.


                                                MILLER AND LENTS, LTD.


                                                /s/ James A. Cole
                                                ---------------------
                                                James A. Cole
                                                Senior Vice President

April 16, 2002
Houston, Texas